Exhibit 99.1

HECKMANN CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

Palm Desert, CA — March 11, 2010 — Heckmann Corporation of Palm Desert, California (NYSE: HEK, HEK.U, HEK.WS) today announced financial results for the fiscal year ended December 31, 2009.

Since the Company commenced operations in November of 2008, the results are not comparable to a prior period. The results for the first six months of 2009 reflect principally the operating results of the company’s subsidiary China Water and Drinks, Inc. (China Water) which was acquired by Heckmann Corporation on October 30, 2008. The results of the last six months of 2009 include the results of Heckmann Water Resources (HWR), the successor of companies acquired July 1, 2009.

Fourth Quarter and Full Year 2009 Financial Results

For the fiscal year ended December 31, 2009, Heckmann Corporation’s total revenue was $36.0 million and net loss of $395.5 million, or ($3.61) per share based on 109.6 million weighted shares outstanding. The net loss was due entirely to the non-cash goodwill impairment charge of $357.5 million and the purchase price adjustment recorded in the third quarter of 2009. Revenues for the fourth quarter ended December 31, 2009 were $8,660,000, and net income was $77,000.

Heckmann Corporation maintained a virtually debt-free balance sheet as of December 31, 2009 with cash and cash equivalents, investments and marketable securities totaling approximately $250.0 million. Total assets were $365.0 million and equity totaled $321.0 million at December 31, 2009.

Heckmann Corporation

Commentary

Mr. Richard J. Heckmann, Chairman and CEO of Heckmann Corporation, stated, “2009 presented its share of issues for our management but we have successfully turned the corner in China and will continue to maximize shareholder value through growth and expansion there.

“We also have focused the Company in the U.S. on growth opportunities and the many issues surrounding water produced and disposed of in the energy sector. We see tremendous opportunities in this area and we believe our new partnership with ETP will only enhance our ability to deliver solutions to the many companies searching for ways to treat, recycle, re-use or dispose of these difficult water streams. Our healthy balance sheet with ample cash and virtually no debt enables us to move forward with selective and expeditious expansion of our water footprint across key regions. As we go forward, we plan to devote our considerable resources to solving the complex water issues in energy production.”

Business Highlights

Heckmann Water Resources completes pipeline in the Haynesville Shale in East Texas and Northwest Louisiana

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The Company completed construction of a 50 mile pipeline (expanded from the previously announced 40 mile pipeline) and commenced commercial operations in January of 2010. Construction of the pipeline was completed for a total cost of approximately $28.0 with an additional expenditure of approximately $21.0 million for the disposal fields and well development.

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Over 46% of the pipeline capacity is committed under multiyear contracts, up from 38% at the end of the third quarter. Initial revenues from the pipeline will be reflected in the Company’s first quarter 2010 financial results.

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The pipeline can transport up to 100,000 barrels of water per day (4.2 million gallons). Additional disposal wells have been permitted and are being acquired to expand disposal capacity and allow for pipeline expansion.

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The Company projects that it will be disposing of over 50,000 barrels of produced and flow-back water per day in the second quarter of 2010 and that it will reach its goal of 100,000 barrels for disposal per day by the fourth quarter of 2010.

Joint Venture Agreement with Energy Transfer Partners L.P. (NYSE: ETP) designed to accelerate water pipeline and treatment growth

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The Company entered into an agreement to develop and implement transportation and treatment solutions for supply, drilling, flow back, and other types of discharged waters generated in the Marcellus and Haynesville shale natural gas development areas.

Heckmann Corporation

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The venture will be jointly funded and operated by the two companies on a 50/50 basis and is designed to exploit the parties’ combined expertise in developing pipeline infrastructure and corresponding treatment facilities.

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Heckmann and ETP have identified several potential projects and have begun engineering and preliminary permitting to proceed with construction of water pipelines, treatment and other related facilities.

•	The Joint Venture has hired a senior project manager.

Continued improvement in China Water’s business and growth prospects

•	China Water and Drinks delivered over 405 million bottles of water in 2009.

•	Coca-Cola represented 63% of sales in 2009.

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Seasonally adjusted capacity after plant shutdowns and restructures is approximately 1.1 billion bottles. Two plants in Guangzhou are being combined into one and expanded to consolidate manufacturing facilities in China’s third largest city.

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An R&D facility was opened in Shanghai in January to enhance capabilities to manufacture and market new products in purified water, flavored water and spring water. Beginning in April 2010, a series of fruit-flavored water drinks will be launched in Shanghai, China’s largest city, to coincide with the opening of the World EXPO 2010.

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The Company continued the share cancellation and recovery plan to recover an additional 8.7 million shares from Xu Hong Bin and other former China Water insiders and is pursuing a lawsuit against Xu in the Delaware Chancery Court.

Conference Call Details

Heckmann Corporation will also conduct a conference call with investors today at 1:30 p.m. PT (4:30 p.m. ET) to discuss fourth quarter and full year 2009 financial results and recent developments. To participate on the conference call, please dial 877-941-8602 or 480-629-9811 and reference conference ID 4250913.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call through March 18, 2010. The audio replay can be accessed by dialing 800-406-7325 or 303-590-3030 and entering access ID number 4250913.

A live and archived webcast of the conference call will be available on the Company’s website at http://www.heckmanncorp.com/news/.

Heckmann Corporation

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK) was created to buy and build companies in the water sector. On January 30, 2010, the Company completed its 50-mile water disposal pipeline in the Haynesville Shale which can treat and dispose up to 100,000 barrels of water per day. The completion of the pipeline makes the Company one of the largest handlers of produced water in North America. On February 9, 2010, the Company announced its joint venture with Energy Transfer (NYSE: ETP) to provide turnkey transportation and treatment solutions for complicated water flows in the Marcellus and Haynesville oil and natural gas fields. In October of 2008, the Company acquired China Water & Drinks, Inc., and now operates eight bottled water facilities in the People’s Republic of China with Coca Cola as its largest customer. The Company also makes strategic minority interest investments, such as its recent investment in Underground Solutions, Inc. (OTC: UGSI), an exclusive supplier of Fusible PVC™ pipe products, and China Bottles, Inc., a bottle equipment manufacturing company in China.

Interested stockholders and investors can access additional information about Heckmann on the Company’s web site at www.heckmanncorp.com, and in documents filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at www.sec.gov

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov as well as the Company’s website at www.heckmanncorp.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Kristen McNally

The Piacente Group, Inc.

Tel. +1 212 481 2050

heckmann@tpg-ir.com

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Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$136,050	$281,683
Certificates of deposit	10,513	10,000
Marketable securities	16,020	—
Accounts receivable, net	5,873	26,460
Inventories, net	2,896	2,241
Prepaid expenses	865	8,842
Other receivables	3,596	1,548
Due from related party	—	1,381
Income tax receivable	—	969
Other current assets	278	544

Total current assets	176,091	333,668
Property, plant and equipment, net	53,520	15,901
Marketable securities	86,638	38,717
Deposits	—	16,608
Investment in unconsolidated equity investee	4,047	12,964
Investment in UGSI	7,182	—
Intangible assets, net	23,507	29,879
Goodwill	13,598	315,018
Other	406	338

TOTAL ASSETS	$364,989	$763,093

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Heckmann Corporation

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$19,501	$9,550
Deferred revenue	3,003	1,209
Accrued expenses	13,443	2,208
Current portion of long term debt	1,398	36
Income taxes payable	—	440
Due to related parties	1,472	963
Deferred income taxes	178	77

Total current liabilities	38,995	14,483
Acquisition consideration payable	1,910	1,910
Long-term debt, less current portion	439	96
Other LT Liabilities	2,615	—

TOTAL LIABILITIES	43,959	16,489

Equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 500,000,000 and 250,000,000 shares authorized at December 31, 2009 and December 31, 2008, respectively, 125,282,740 shares issued and 108,750,650 shares outstanding at December 31, 2009, respectively, 126,606,323 shares issued and 110,074,223 shares outstanding at December 31, 2008, respectively	124	126
Additional paid-in capital	746,077	757,720
Purchased warrants	(4,810)	(405)
Treasury stock	(14,000)	—
Accumulated deficit	(409,166)	(13,771)
Accumulated other comprehensive income	643	89

Total equity of the Company	318,868	743,759

Noncontrolling interest	2,162	2,845

TOTAL EQUITY	321,030	746,604

TOTAL LIABILITIES AND EQUITY	$364,989	$763,093

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenue	$8,660	$10,507	$35,975	$10,507
Cost of goods sold	5,954	7,247	26,734	7,247

Gross profit	2,706	3,260	9,241	3,260
Operating expenses:
Selling and marketing expenses	923	322	3,141	322
General and administrative expenses	3,610	2,337	41,287	3,585
Goodwill impairment	—	—	357,545	—
Fixed asset impairment	—	—	6,781	—

Total operating expenses	4,533	2,659	408,754	3,907

(Loss) income from operations	(1,827)	601	(399,513)	(647)
Interest income, net	880	1,524	3,928	10,940
Acquisition costs		(21,153)	—	(21,153)
Income from equity method investment	(164)	4	47	4
Other, net	290	(174)	(2)	(174)

(Loss) before income taxes	(821)	(19,198)	(395,540)	(11,030)
Income tax (benefit) expense	(898)	486	(2)	3,710

Net income (loss)	77	(19,684)	(395,538)	(14,740)
Less: Net income (loss) attributable to the noncontrolling interest	359	(177)	143	(177)

Net income (loss) attributable to the Company	436	(19,861)	(395,395)	(14,917)
Deferred interest income, net of taxes, attributable to common stock subject to possible redemption	—	420	—	265

Net income (loss) attributable to common stockholders	$436	$(19,352)	$(395,395)	$(14,652)

(Loss) earnings per share—basic and diluted
Loss attributable to the Company's common shareholders:
Basic and diluted	$0.00	$(0.27)	$(3.61)	$(0.20)

Weighted average number of shares outstanding, basic and diluted	108,750,650	74,853,651	109,575,057	74,853,651

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